                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 1997


                      ONYX ACCEPTANCE GRANTOR TRUST 1997-1
--------------------------------------------------------------------------------
                      (Issuer with respect to Certificates)


                      ONYX ACCEPTANCE FINANCIAL CORPORATION
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

Commission File Number

333-22301                                                    (I.R.S. Employer
                                                             Identification No.)
                                                             33-0639768

State or other jurisdiction of
incorporation or organization
Delaware

Onyx Acceptance Financial Corporation
8001 Irvine Center Drive, 6th Floor
Irvine, Ca. 92618
714 450-5500

ITEM 5.  OTHER EVENTS

         On behalf of the Onyx Acceptance Grantor Trust 1997-1, (the"Trust"), a trust created pursuant to the Pooling and Servicing Agreement dated as of March 1, 1997 with Onyx Acceptance Financial Corporation as registrant and seller and Onyx Acceptance Corporation as servicer, and Bankers Trust Company of New York, as trustee, the registrant has caused to be filed with the Commission, the May 1997 monthly Distribution Date Statement with respect to the Trust. This Distribution Date Statement is filed pursuant to and in accordance with a no action request filed on August 21, 1995 with the Commission by Onyx Acceptance Financial Corporation, originator of the Onyx Acceptance Grantor Trust 1997-1 and Onyx Acceptance Corporation as servicer and the affirmative response thereto by the Securities and Exchange Commission dated September 22, 1995. The filing of the monthly Distribution Date Statement will occur subsequent to each monthly distribution to the Trust's Certificateholders until and unless exempted under provisions of the Securities and Exchange Act.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements

         Audited Financial Statements of Capital Markets Assurance Corporation for the years ended 1996, 1995, and 1994 and the Unaudited Financial Statements for the the period ended March 31, 1997 of Capital Markets Assurance Corporation and Subsidiary.

(c)      Exhibits

         Exhibit No.
         -----------

         19 Monthly Distribution Date Statement of the Onyx Acceptance Grantor Trust 1997-1 for the month of May 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Onyx Acceptance Financial Corporation

         REGAN E. KELLY
By:_____________________________________________________
         Regan E. Kelly       Executive Vice President
Date: May 23, 1997


         DON P. DUFFY
By:_____________________________________________________
         Don P. Duffy         Executive Vice President
Date: May 23, 1997

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                               [KPMG LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors
Capital Markets Assurance Corporation:

We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                        /s/  KPMG PEAT MARWICK LLP
                                        -----------------------------
                                             KPMG PEAT MARWICK LLP

January 29, 1997

                      CAPITAL MARKETS ASSURANCE CORPORATION

                                 BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS


                                                              December 31   December 31
                                                                     1996          1995
---------------------------------------------------------------------------------------
INVESTMENTS:

Bonds at fair value (amortized cost $294,861 at December 31,
  1996 and $210,651 at December 31, 1995)                        $297,893       215,706
Short-term investments (at amortized cost which approximates
  fair value)                                                      16,810        68,646
---------------------------------------------------------------------------------------
   Total investments                                              314,703       284,352
---------------------------------------------------------------------------------------
Cash                                                                  371           344
Accrued investment income                                           3,807         3,136
Deferred acquisition costs                                         45,380        35,162
Premiums receivable                                                 5,141         3,540
Prepaid reinsurance                                                18,489        13,171
Other assets                                                        6,424         3,428
---------------------------------------------------------------------------------------
   TOTAL ASSETS                                                  $394,315       343,133
=======================================================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

Unearned premiums                                                $ 68,262       45,767
Reserve for losses and loss adjustment expenses                    10,985        6,548
Ceded reinsurance                                                   1,738        2,469
Accounts payable and other accrued expenses                         8,019       10,844
Current income taxes                                                  679          136
Deferred income taxes                                              15,139       11,303
--------------------------------------------------------------------------------------
   Total liabilities                                              104,822       77,067
--------------------------------------------------------------------------------------

STOCKHOLDER'S EQUITY:

Common stock - $1.00 par value per share; 15,000,000
  shares are authorized, issued and outstanding at
  December 31, 1996 and 1995                                       15,000       15,000
Additional paid-in capital                                        208,475      205,808
Unrealized appreciation on investments, net of tax                  1,970        3,286
Retained earnings                                                  64,048       41,972
--------------------------------------------------------------------------------------
   Total stockholder's equity                                     289,493      266,066
--------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $394,315      343,133
======================================================================================

                 See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                            Year Ended          Year Ended          Year Ended
                                     December 31, 1996   December 31, 1995   December 31, 1994
----------------------------------------------------------------------------------------------
REVENUES:

Direct premiums written                      $ 71,752               56,541             43,598
Assumed premiums written                        1,086                  935              1,064
Ceded premiums written                        (15,104)             (15,992)           (11,069)
---------------------------------------------------------------------------------------------
   Net premiums written                        57,734               41,484             33,593
Increase in unearned premiums                 (17,177)             (12,242)           (10,490)
---------------------------------------------------------------------------------------------
   Net premiums earned                         40,557               29,242             23,103
Net investment income                          16,992               11,953             10,072
Net realized capital gains                        236                1,301                 92
Other income                                      146                2,273                120
---------------------------------------------------------------------------------------------
   Total revenues                              57,931               44,769             33,387
---------------------------------------------------------------------------------------------
EXPENSES:

Losses and loss adjustment expenses             4,815                3,141              1,429
Underwriting and operating expenses            14,613               13,808             11,833
Policy acquisition costs                        7,824                7,203              4,529
---------------------------------------------------------------------------------------------
   Total expenses                              27,252               24,152             17,791
---------------------------------------------------------------------------------------------
   Income before income taxes                  30,679               20,617             15,596
---------------------------------------------------------------------------------------------

INCOME TAXES:

Current income tax                              5,235                2,113                865
Deferred income tax                             3,368                3,102              2,843
---------------------------------------------------------------------------------------------
   Total income taxes                           8,603                5,215              3,708
---------------------------------------------------------------------------------------------
   NET INCOME                                $ 22,076               15,402             11,888
=============================================================================================


                See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                       Year Ended          Year Ended          Year Ended
                                                December 31, 1996   December 31, 1995   December 31, 1994
---------------------------------------------------------------------------------------------------------
COMMON STOCK:

Balance at beginning of year                            $  15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                  15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of year                              205,808             146,808             146,808
Capital contribution                                        2,667              59,000                  --
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 208,475             205,808             146,808
---------------------------------------------------------------------------------------------------------
UNREALIZED APPRECIATION (DEPRECIATION)
ON INVESTMENTS, NET OF TAX:

Balance at beginning of year                                3,286              (5,499)              3,600
Unrealized appreciation (depreciation)
  on investments                                           (1,316)              8,785              (9,099)
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                   1,970               3,286              (5,499)
---------------------------------------------------------------------------------------------------------
RETAINED EARNINGS:

Balance at beginning of year                               41,972              26,570              14,682
Net income                                                 22,076              15,402              11,888
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                  64,048              41,972              26,570
---------------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDER'S EQUITY                           $ 289,493             266,066             182,879
=========================================================================================================


                 See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                            STATEMENTS OF CASH FLOWS
                              (DOLLAR IN THOUSANDS)

                                                       Year Ended          Year Ended         Year Ended
                                                December 31, 1996   December 31, 1995  December 31, 1994
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                             $  22,076              15,402              11,888
--------------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
   CASH PROVIDED (USED) BY OPERATING ACTIVITIES:

   Reserve for losses and loss adjustment
     expenses                                              4,437               1,357               1,429
   Unearned premiums, net                                 22,496              19,862              15,843
   Deferred acquisition costs                            (10,218)            (10,302)             (9,611)
   Premiums receivable                                    (1,601)               (161)             (2,103)
   Accrued investment income                                (671)               (390)               (848)
   Income taxes payable                                    3,911               3,621               2,611
   Net realized capital gains                               (236)             (1,301)                (92)
   Accounts payable and other accrued
     expenses                                              1,020                 472               3,726
   Prepaid reinsurance                                    (5,318)             (7,620)             (5,352)
   Other, net                                             (3,396)                992                 689
--------------------------------------------------------------------------------------------------------
         Total adjustments                                10,424               6,530               6,292
--------------------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES              32,500              21,932              18,180
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchases of investments                             (199,989)           (158,830)            (77,980)
   Proceeds from sales of investments                     57,210              49,354              39,967
   Proceeds from maturities of investments               110,306              28,803              19,665
--------------------------------------------------------------------------------------------------------
   NET CASH USED IN INVESTING ACTIVITIES                 (32,473)            (80,673)            (18,348)
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Capital contribution                                       --              59,000                  --
--------------------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                  --              59,000                  --
--------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                               27                 259                (168)
Cash balance at beginning of year                            344                  85                 253
--------------------------------------------------------------------------------------------------------
   CASH BALANCE AT END OF YEAR                         $     371                 344                  85
========================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid                                      $   4,525               1,450               1,063
=========================================================================================================







                See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1)      BACKGROUND

         Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

(2)      SIGNIFICANT ACCOUNTING POLICIES

         Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

         (A)      BASIS OF PRESENTATION

                  The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

         (B)      INVESTMENTS

                  As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                  Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

                  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

         (C)      PREMIUM REVENUE RECOGNITION

                  Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

         (D)      DEFERRED ACQUISITION COSTS

                  Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

         (E)      RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

                  The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

                  A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                  Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

         (F)      DEPRECIATION

                  Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

         (G)      INCOME TAXES

                  Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

 (3)     INSURED PORTFOLIO

         At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of 6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.

                                                                        Net Principal Outstanding
                                                                ----------------------------------------
                                                                  December 31, 1996    December 31, 1995
                                                                -------------------    -----------------
         Type of Obligations Insured ($ in millions)             Amount           %      Amount        %
         -----------------------------------------------------------------------------------------------
         Consumer receivables                                   $10,362        52.8     $ 6,959     55.1
         Trade and other corporate obligations                    8,479        43.1       4,912     38.9
         Municipal/government obligations                           814         4.1         757      6.0
         -----------------------------------------------------------------------------------------------
         TOTAL                                                  $19,655       100.0     $12,628    100.0
         ===============================================================================================

         At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

         During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

         The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

                                                   Year Ended          Year Ended           Year Ended
                                            December 31, 1996   December 31, 1995    December 31, 1994
                                            -----------------   -----------------    -----------------
                                                         % of                % of                 % of
                                                     Revenues            Revenues             Revenues
         ---------------------------------------------------------------------------------------------
         Citicorp                                        14.5                15.2                 16.3
         =============================================================================================

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

 (4)     INVESTMENTS

         The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):


         December 31, 1996
         -------------------------------------------------------------------------------------------------
                                                                       Gross          Gross      Estimated
                                                    Amortized     Unrealized     Unrealized           Fair
         Securities Available-for-sale                   Cost          Gains         Losses          Value
         -------------------------------------------------------------------------------------------------
         U.S. Treasury obligations                   $  4,059             10             --          4,069
         Mortgage-backed securities of
           U.S. government instrumentalities
           and agencies                               109,436            265          1,160        108,541
         Obligations of states, municipalities
           and political subdivisions                 177,811          4,602            555        181,858
         Corporate and asset-backed securities         20,365             23            153         20,235
         -------------------------------------------------------------------------------------------------
            TOTAL                                    $311,671          4,900          1,868        314,703
         =================================================================================================


         December 31, 1995
         -------------------------------------------------------------------------------------------------
                                                                       Gross          Gross      Estimated
                                                    Amortized     Unrealized     Unrealized           Fair
         Securities Available-for-sale                   Cost          Gains         Losses          Value
         -------------------------------------------------------------------------------------------------
         U.S. Treasury obligations                   $  4,153             55             --          4,208
         Mortgage-backed securities of
           U.S. government instrumentalities
           and agencies                               100,628            313             79        100,862
         Obligations of states, municipalities
           and political subdivisions                 166,010          4,809             82        170,737
         Corporate and asset-backed securities          8,506             45              6          8,545
         -------------------------------------------------------------------------------------------------
            TOTAL                                    $279,297          5,222            167        284,352
         =================================================================================================

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):

         December 31, 1996
         --------------------------------------------------------------------
                                                     Amortized      Estimated
         Securities Available-for-sale                    Cost     Fair Value
         --------------------------------------------------------------------
         Due in one year or less                      $ 11,627         11,644
         Due after one year through five years          31,821         32,815
         Due after five years through ten years         76,450         78,200
         Due after ten years                            82,337         83,503
         --------------------------------------------------------------------
              Sub-total                                202,235        206,162
         Mortgage-backed securities                    109,436        108,541
         --------------------------------------------------------------------
                  TOTAL                               $311,671        314,703
         ====================================================================

         Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

         Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

         Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

         Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                      Year Ended           Year Ended           Year Ended
         $ in thousands        December 31, 1996    December 31, 1995    December 31, 1994
         ---------------------------------------------------------------------------------
         Bonds                          $ 15,726               11,105               9,193
         Short-term investments            1,534                1,245                 484
         Mutual funds                         --                 (162)                579
         Investment expenses                (268)                (235)               (184)
         --------------------------------------------------------------------------------
             TOTAL                      $ 16,992               11,953              10,072
         ================================================================================

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:

                                                                    Year  Ended           Year Ended
         $ in thousands                                       December 31, 1996    December 31, 1995
         -------------------------------------------------------------------------------------------
         Balance at beginning of year                                   $ 3,286               (5,499)
         Change in unrealized (depreciation) appreciation                (2,024)              13,386
         Income tax effect                                                  708               (4,601)
         Net change                                                      (1,316)               8,785
         -------------------------------------------------------------------------------------------
            BALANCE AT END OF YEAR                                      $ 1,970                3,286
         ===========================================================================================

         No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

 (5)     DEFERRED ACQUISITION COSTS

         The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                Year Ended         Year Ended         Year Ended
         $ in thousands                  December 31, 1996  December 31, 1995  December 31, 1994
         ---------------------------------------------------------------------------------------
         Balance at beginning of year             $ 35,162             24,860             15,249
         Additions                                  18,042             17,505             14,140
         Amortization (policy
           acquisition costs)                       (7,824)            (7,203)            (4,529)
         ---------------------------------------------------------------------------------------
           BALANCE AT END OF YEAR                 $ 45,380             35,162             24,860
         =======================================================================================

 (6)     EMPLOYEE BENEFITS

         CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

         The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

         On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.

 (7)     EMPLOYEE STOCK OWNERSHIP PLAN

         Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31,
         1996, 1995 and 1994, respectively.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

 (8)     RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

         The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

         In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

         The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):

                                                                                   1996        1995         1994
         -------------------------------------------------------------------------------------------------------
         CASE BASIS LOSS RESERVE:

         Net balance at January 1                                               $   620          --           --
         -------------------------------------------------------------------------------------------------------
         INCURRED RELATED TO:

            Current year                                                             --       2,473           --
            Prior years                                                              --          --           --
         -------------------------------------------------------------------------------------------------------
         Total incurred                                                              --       2,473           --
         -------------------------------------------------------------------------------------------------------
         PAID RELATED TO:

            Current year                                                             --       1,853           --
            Prior years                                                             309          --           --
         -------------------------------------------------------------------------------------------------------
         Total paid                                                                 309       1,853           --
         Net balance at December 31                                                 311         620           --
         Reinsurance recoverable                                                     --          69           --
         -------------------------------------------------------------------------------------------------------
         GROSS BALANCE AT DECEMBER 31                                               311         689           --
         -------------------------------------------------------------------------------------------------------
         SUPPLEMENTAL LOSS RESERVE

         Balance at January 1                                                     5,859       5,191        3,762
         -------------------------------------------------------------------------------------------------------
            Additions to supplemental loss reserve                                4,815       3,141        1,429
            Allocated to case basis reserve                                          --      (2,473)          --
         -------------------------------------------------------------------------------------------------------
         BALANCE AT DECEMBER 31                                                  10,674       5,859        5,191
         -------------------------------------------------------------------------------------------------------
         TOTAL RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES                  $10,985       6,548        5,191
         =======================================================================================================

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

 (9)     INCOME TAXES

         Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

         Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:

                                                         Year Ended                Year Ended                Year Ended
                                                  December 31, 1996         December 31, 1995         December 31, 1994
         --------------------------------------------------------------------------------------------------------------
         $ in thousands                         Amount            %        Amount           %       Amount            %
         --------------------------------------------------------------------------------------------------------------
         Expected tax expense computed
            at the statutory rate              $10,738         35.0      $ 7,216         35.0      $ 5,303         34.0
         Increase (decrease) in tax
            resulting from:
            Tax-exempt interest                 (2,916)        (9.5)      (2,335)       (11.3)      (1,646)       (10.6)
            Other, net                             781          2.5          334          1.6           51          0.4
         --------------------------------------------------------------------------------------------------------------
                TOTAL INCOME TAX EXPENSE       $ 8,603         28.0      $ 5,215         25.3      $ 3,708         23.8
         ==============================================================================================================

         The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

         $ in thousands                           December 31, 1996  December 31, 1995
         -----------------------------------------------------------------------------
         DEFERRED TAX ASSETS:

         Deferred compensation                              $   200             1,901
         Losses and loss adjustment expenses                  1,527             1,002
         Unearned premiums                                      866               852
         Other, net                                              96                98
         ----------------------------------------------------------------------------
           Total gross deferred tax assets                    2,689             3,853
         ----------------------------------------------------------------------------
         DEFERRED TAX LIABILITIES:

         Deferred acquisition costs                          15,883            12,307
         Unrealized capital gains on investments              1,061             1,769
         Other, net                                             884             1,080
         ----------------------------------------------------------------------------
            Total gross deferred tax liabilities             17,828            15,156
         ----------------------------------------------------------------------------
            NET DEFERRED TAX LIABILITY                      $15,139            11,303
         ============================================================================

         A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(10)     INSURANCE REGULATORY RESTRICTIONS

         CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

(11)     COMMITMENTS AND CONTINGENCIES

         The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:


          $ in thousands                                        Payment
          -------------------------------------------------------------
          1997                                                  $ 2,647
          1998                                                    2,715
          1999                                                    3,077
          2000                                                    3,152
          2001 and thereafter                                    28,660
          -------------------------------------------------------------
          TOTAL                                                 $40,251
          =============================================================

         Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000, $1,939,000 and
         $2,243,000, respectively.

         CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

         CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(12)     REINSURANCE

         In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

         The effect of reinsurance on premiums written and earned was as follows:

                                                      Years Ended December 31
                                ---------------------------------------------------------------------
                                       1996                    1995                      1994
                                -------------------    --------------------     ---------------------
         $ in thousands         Written     Earned      Written      Earned      Written       Earned
         --------------------------------------------------------------------------------------------
         Direct                $ 71,752     48,835       56,541      36,853       43,598       28,561
         Assumed                  1,086      1,508          935         761        1,064          258
         Ceded                  (15,104)    (9,786)     (15,992)     (8,372)     (11,069)      (5,716)
         --------------------------------------------------------------------------------------------
         NET PREMIUMS          $ 57,734     40,557       41,484      29,242       33,593       23,103
         ============================================================================================

         The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

         In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

         The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

         On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.

(13)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.

                                                            December 31, 1996       December 31, 1995
                                                        ---------------------    --------------------
                                                        Carrying    Estimated    Carrying   Estimated
         $ in thousands                                   Amount   Fair Value      Amount  Fair Value
         --------------------------------------------------------------------------------------------
         FINANCIAL ASSETS:
         Available-for-sale securities                  $314,703      314,703     284,352     284,352
         --------------------------------------------------------------------------------------------
         OFF-BALANCE-SHEET INSTRUMENTS:
         Financial guarantees outstanding               $     --      219,989          --     147,840
            Less: ceding commission                           --       65,997          --      44,352
         --------------------------------------------------------------------------------------------
         Net financial guarantees outstanding           $     --      153,992                 103,488
         ============================================================================================

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

         AVAILABLE-FOR-SALE SECURITIES

         The fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

         FINANCIAL GUARANTEES OUTSTANDING

         The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.

(14)     CAPITALIZATION

         In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1997

                                   (UNAUDITED)

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                              March 31, 1997
                                                                                 (Unaudited)       December 31, 1996
--------------------------------------------------------------------------------------------------------------------
INVESTMENTS:

Bonds at fair value (amortized cost $276,563 at March 31, 1997 and
  $294,861 at December 31, 1996)                                                    $273,096                 297,893

Short-term investments (at amortized cost which approximates fair value)              37,903                  16,810
--------------------------------------------------------------------------------------------------------------------
   Total investments                                                                 310,999                 314,703
--------------------------------------------------------------------------------------------------------------------
Cash                                                                                   9,399                     371

Accrued investment income                                                              3,070                   3,807

Deferred acquisition costs                                                            48,442                  45,380

Premiums receivable                                                                    4,788                   5,141

Prepaid reinsurance                                                                   18,703                  18,489

Other assets                                                                           6,901                   6,424
--------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                                     $402,302                 394,315
====================================================================================================================

                                           LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

Unearned premiums                                                                   $ 68,838                  68,262

Reserve for losses and loss adjustment expenses                                       12,528                  10,985

Ceded reinsurance                                                                      2,163                   1,738

Accounts payable and other accrued expenses                                           11,214                   8,019

Current income taxes                                                                   1,301                     679

Deferred income taxes                                                                 13,784                  15,139
--------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                 109,828                 104,822
--------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY:

Common stock - $1.00 par value per share; 15,000,000 shares are authorized,
  issued and outstanding at March 31, 1997 and December 31, 1996                      15,000                  15,000

Additional paid-in capital                                                           208,475                 208,475

Unrealized (depreciation) appreciation on investments, net of tax                    (2,253)                   1,970

Retained earnings                                                                     71,252                  64,048
--------------------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                                        292,474                 289,493
--------------------------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                       $402,302                 394,315
====================================================================================================================


          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                    Three Months Ended      Three Months Ended
                                                                        March 31, 1997          March 31, 1996
--------------------------------------------------------------------------------------------------------------
REVENUES:

Direct premiums written                                                       $ 16,454                  14,155
Assumed premiums written                                                           261                     874
Ceded premiums written                                                          (4,349)                 (1,910)
--------------------------------------------------------------------------------------------------------------
   Net premiums written                                                         12,366                  13,119
Increase in unearned premiums                                                     (363)                 (4,291)
--------------------------------------------------------------------------------------------------------------
   Net premiums earned                                                          12,003                   8,828
Net investment income                                                            4,702                   3,877
Net realized capital gains                                                       2,043                     149
Other income                                                                        43                      54
--------------------------------------------------------------------------------------------------------------
   Total revenues                                                               18,791                  12,908
--------------------------------------------------------------------------------------------------------------

EXPENSES:

Losses and loss adjustment expenses                                              1,543                   1,075
Underwriting and operating expenses                                              4,671                   3,978
Policy acquisition costs                                                         2,581                   2,064
--------------------------------------------------------------------------------------------------------------
   Total expenses                                                                8,795                   7,117
--------------------------------------------------------------------------------------------------------------
   Income before income taxes                                                    9,996                   5,791
--------------------------------------------------------------------------------------------------------------

INCOME TAXES:

Current income tax                                                               1,873                     664
Deferred income tax                                                                919                     823
--------------------------------------------------------------------------------------------------------------
   Total income taxes                                                            2,792                   1,487
--------------------------------------------------------------------------------------------------------------

   NET INCOME                                                                 $  7,204                   4,304
==============================================================================================================

          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                               Three Months Ended
                                                                                   March 31, 1997
-------------------------------------------------------------------------------------------------
COMMON STOCK:

Balance at beginning of period                                                          $  15,000
-------------------------------------------------------------------------------------------------
   Balance at end of period                                                                15,000
-------------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of period                                                            208,475
-------------------------------------------------------------------------------------------------
   Balance at end of period                                                               208,475
-------------------------------------------------------------------------------------------------

UNREALIZED (DEPRECIATION) APPRECIATION ON INVESTMENTS, NET OF TAX:

Balance at beginning of period                                                              1,970

Unrealized depreciation on investments                                                     (4,223)
-------------------------------------------------------------------------------------------------
   Balance at end of period                                                                (2,253)
-------------------------------------------------------------------------------------------------

RETAINED EARNINGS:

Balance at beginning of period                                                             64,048

Net income                                                                                  7,204
-------------------------------------------------------------------------------------------------
   Balance at end of period                                                                71,252
-------------------------------------------------------------------------------------------------

   TOTAL STOCKHOLDER'S EQUITY                                                            $292,474
=================================================================================================

          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                     Three Months Ended    Three Months Ended
                                                                         March 31, 1997        March 31, 1996
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                                     $  7,204                 4,304
-------------------------------------------------------------------------------------------------------------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED (USED) BY OPERATING ACTIVITIES:

  Reserve for losses and loss adjustment expenses                                 1,543                   713
  Unearned premiums, net                                                            576                 4,499
  Deferred acquisition costs                                                     (3,062)               (2,397)
  Premiums receivable                                                               353                    77
  Accrued investment income                                                         737                  (220)
  Income taxes payable                                                            1,541                   947
  Net realized capital gains                                                     (2,043)                 (149)
  Accounts payable and other accrued expenses                                     3,195                   287
  Prepaid reinsurance                                                              (214)                 (208)
  Other, net                                                                         78                    89
-------------------------------------------------------------------------------------------------------------
        Total adjustments                                                         2,704                 3,638
-------------------------------------------------------------------------------------------------------------

  NET CASH PROVIDED BY OPERATING ACTIVITIES                                       9,908                 7,942
-------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of investments                                                        (74,308)              (87,335)
Proceeds from sales of investments                                               58,658                 6,158
Proceeds from maturities of investments                                          14,770                73,280
-------------------------------------------------------------------------------------------------------------
  NET CASH USED IN INVESTING ACTIVITIES                                            (880)               (7,897)
-------------------------------------------------------------------------------------------------------------

Net increase in cash                                                              9,028                    45
Cash balance at beginning of period                                                 371                   344
-------------------------------------------------------------------------------------------------------------
  CASH BALANCE AT END OF PERIOD                                                $  9,399                   389
=============================================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Income taxes paid                                                              $  1,250                   525
=============================================================================================================

          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1997

1.  BACKGROUND

    Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

    CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

    CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.  BASIS OF PRESENTATION

    CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.